EXHIBIT 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Century Next Financial Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2013, each of the undersigned, William D. Hogan, President and Chief Executive Officer of the Company, and Mark A. Taylor, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2013	By:	/s/ William D. Hogan
William D. Hogan
President and Chief Executive Officer

Date: August 9, 2013	By:	/s/ Mark A. Taylor
Mark A. Taylor, CPA
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Century Next Financial Corporation and will be retained by Century Next Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.